Cumulus Media Reports Operating Results for the First Quarter 2023

ATLANTA, GA — April 27, 2023: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three months ended March 31, 2023.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, “Extending our track record of strong operational and financial execution during challenging times, in the first quarter, we grew our digital marketing services revenue by more than 23%, completed the sale of WFAS-FM, continued to repurchase shares and retire debt at a discount, and have now executed $10 million of additional annualized cost reductions. That said, the impact of the considerable macro-driven weakness in the national advertising market, as well as the unfavorable prior year political and WynnBET comparisons, ultimately resulted in total revenue and Adjusted EBITDA declines.”

Berner continued, “Though the difficult national market trends persist, we have confidence in our ability to successfully navigate adverse environments such as this one. Specifically, since 2019 through the COVID-impacted years, we have had best-in-class performance in terms of fixed cost reduction, Adjusted EBITDA margin recovery, Adjusted EBITDA to free cash flow conversion and net debt reduction. With our current liquidity profile and solid balance sheet, we believe that we are not only well-positioned to weather the current storm but will rebound strongly when the market eventually recovers."

Q1 Performance Summary:

•Posted total net revenue of $205.7 million, a decline of 11% year-over-year

•Increased digital revenue to $32.1 million, representing 16% of total revenue
◦Grew digital marketing services 23% year-over-year, driven by new products and capabilities and new customer acquisition
◦Increased streaming revenue by 16% year-over-year, driven by monetization of new NFL streaming rights

•Recorded first quarter net loss of $21.5 million compared to net loss of $0.9 million in Q1 2022 and first quarter Adjusted EBITDA(1) of $10.3 million compared to $31.2 million in Q1 2022

•Generated additional cash, returned capital to shareholders and reduced debt
◦Delivered $23.7 million of cash from operations
◦Completed sale of WFAS-FM for $7.3 million
◦Completed $1.5 million of open market share repurchases, retaining $16.7 million of availability under previously announced $50 million share repurchase authorization
◦Retired $6.3 million face value of debt at an average purchase price of 90.1% of par
◦Reported total debt of $713.1 million at March 31, 2023, and net debt(1) of $594.2 million, in each instance, the lowest level in more than a decade

(1)Adjusted EBITDA and net debt are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended March 31, 2023, the Company reported net revenue of $205.7 million, a decrease of 11.4% from the three months ended March 31, 2022, net loss of $21.5 million and Adjusted EBITDA of $10.3 million.

As Reported	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	% Change
Net revenue	$205,692	$232,032	(11.4)%
Net loss	$(21,467)	$(905)	2,272.0%
Adjusted EBITDA	$10,329	$31,213	(66.9)%
Basic loss per share	$(1.17)	$(0.04)	2,825.0%
Diluted loss per share	$(1.17)	$(0.04)	2,825.0%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	% Change
Broadcast radio revenue:
Spot	$97,713	$103,913	(6.0)%
Network	50,297	65,273	(22.9)%
Total broadcast radio revenue	148,010	169,186	(12.5)%
Digital	32,089	31,893	0.6%
Other	25,593	30,953	(17.3)%
Net revenue	$205,692	$232,032	(11.4)%

Balance Sheet Summary (dollars in thousands):

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$118,883	$107,433
Term loan due 2026 (2)	$334,702	$338,452
6.75% Senior notes (2)	$378,427	$380,927

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Capital expenditures	$7,372	$5,269

(2) Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its first quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 540830. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 404 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,400 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA" or "EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue and net debt as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net revenue	$205,692	$232,032
Operating expenses:
Content costs	88,666	91,325
Selling, general & administrative expenses	94,301	95,292
Depreciation and amortization	14,684	13,554
Corporate expenses	12,598	14,435
Stock-based compensation expense	1,126	1,507
Restructuring costs	291	2,227
Gain on sale of assets or stations	(7,009)	(1,111)
Total operating expenses	204,657	217,229
Operating income	1,035	14,803
Non-operating expense:
Interest expense	(17,666)	(15,865)
Interest income	369	1
Gain on early extinguishment of debt	617	—
Other expense, net	(18)	(24)
Total non-operating expense, net	(16,698)	(15,888)
Loss before income taxes	(15,663)	(1,085)
Income tax (expense) benefit	(5,804)	180
Net loss	$(21,467)	$(905)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
GAAP net loss	$(21,467)	$(905)
Income tax expense (benefit)	5,804	(180)
Non-operating expense, including net interest expense	17,315	15,888
Depreciation and amortization	14,684	13,554
Stock-based compensation expense	1,126	1,507
Gain on sale or disposal of assets or stations	(7,009)	(1,111)
Gain on early extinguishment of debt	(617)	—
Restructuring costs	291	2,277
Non-routine legal expenses	3	70
Franchise taxes	199	113
Adjusted EBITDA	$10,329	$31,213

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
As reported net revenue	$205,692	$232,032
Political revenue	(405)	(1,732)
As reported net revenue, excluding impact of political revenue	$205,287	$230,300

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
As reported Adjusted EBITDA	$10,329	$31,213
Political EBITDA	(365)	(1,559)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$9,964	$29,654

The following table sets forth a reconciliation of our total debt principal, gross, and cash and cash equivalents for the periods presented herein (dollars in thousands):

	As of March 31,
	2023	2022
Total debt principal, gross	$713,129	$793,426
Less: Cash and cash equivalents	(118,883)	(181,095)
Total debt principal, net	$594,246	$612,331